EXHIBIT 3.1


                                                         111 West Monroe Street
                                                         Chicago, IL 60603-4080

CHAPMAN AND CUTLER LLP                                   T 312.845.3000
----------------------------------------                 F 312.701.2361
Attorneys at Law - Focused on Finance(R)                 www.chapman.com




                                  July 20, 2018


Advisors Asset Management, Inc.
18925 Base Camp Road
Monument, Colorado  80132

     Re:          Advisors Disciplined Trust 1884 (the "Fund")
                              (File No. 333-223976)

Ladies and Gentlemen:

     We have served as counsel for the Fund, in connection with the preparation, execution and delivery of a trust agreement dated as of the date shown above (the "Indenture") among Advisors Asset Management, Inc., as depositor, supervisor and evaluator (the "Depositor") and The Bank of New York Mellon, as trustee (the "Trustee"), pursuant to which the Depositor has delivered to and deposited the securities listed in the schedule to the Indenture with the Trustee and pursuant to which the Trustee has provided to or on the order of the Depositor documentation evidencing ownership of units (the "Units") of fractional undivided interest in and ownership of the unit investment trust of the Fund (the "Trust"), created under said Indenture.

     In connection therewith we have examined such pertinent records and documents and matters of law as we have deemed necessary in order to enable us to express the opinions hereinafter set forth. We have assumed the genuineness of all agreements, instruments and documents submitted to us as originals and the conformity to originals of all copies thereof submitted to us. We have also assumed the genuineness of all signatures and the legal capacity of all persons executing agreements, instruments and documents examined or relied upon by us.

     We have not reviewed the financial statements, compilation of the securities to be acquired by the Trust, or other financial or statistical data contained in the registration statement and the prospectus, as to which we understand you have been furnished with the reports of the accountants appearing in the registration statement and the prospectus. In addition, we have made no specific inquiry as to whether any stop order or investigatory proceedings have been commenced with respect to the registration statement or the Depositor nor have we reviewed court or governmental agency dockets.

     Statements in this opinion as to the validity, binding effect and enforceability of agreements, instruments and documents are subject: (i) to limitations as to enforceability imposed by bankruptcy, reorganization, moratorium, insolvency and other laws of general application relating to or affecting the enforceability of creditors' rights, and (ii) to limitations under equitable principles governing the availability of equitable remedies.

     The opinions expressed herein are limited to the laws of the State of New York. No opinion is expressed as to the effect that the law of any other jurisdiction might have upon the subject matter of





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the opinions expressed herein under applicable conflicts of law principles, rules or regulations or otherwise.

     Based upon and subject to the foregoing, we are of the opinion that:

          1. The execution and delivery of the Indenture and the execution and issuance of the Units in the Trust have been duly authorized; and

          2. The Units in the Trust, when duly executed and delivered by the Depositor and the Trustee in accordance with the aforementioned Indenture, will constitute valid and binding obligations of such Trust and the Depositor and such Units, when issued and delivered in accordance with the Indenture against payment of the consideration set forth in the Fund prospectus, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the registration statement relating to the Units referred to above and to the use of our name and to the reference to our firm in said registration statement and in the related prospectus. This opinion is intended solely for the benefit of the addressee in connection with the issuance of Units of the Trust and may not be relied upon in any other manner or by any other person without our express written consent.

                                Very truly yours,

                                /s/ Chapman and Cutler LLP
                                CHAPMAN AND CUTLER LLP

SRA/lew



















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